SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MARSH SUPERMARKETS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 5, 2003

TO THE SHAREHOLDERS OF

MARSH SUPERMARKETS, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Marsh Supermarkets, Inc. (the “Corporation”) will be held at the principal executive offices of the Corporation, 9800 Crosspoint Boulevard, Indianapolis, Indiana, on Tuesday, August 5, 2003, at 10:00 A.M. (Eastern Standard Time), for the following purposes:

1.	To elect four directors, three for terms of three years each, and one for a term of one year, and until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on Monday, June 16, 2003, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

      You are cordially invited to attend this meeting. Whether or not you expect to attend the meeting, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage prepaid envelope.

      By order of the Board of Directors.

MARSH SUPERMARKETS, INC.

By:	/s/ P. LAWRENCE BUTT

P. Lawrence Butt, Secretary

Indianapolis, Indiana

June 26, 2003

PROXY STATEMENT
VOTING SECURITIES
PROXY, VOTING AND METHOD OF COUNTING VOTES
SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNER
COMPENSATION OF EXECUTIVE OFFICERS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

MARSH SUPERMARKETS, INC.

9800 Crosspoint Boulevard
Indianapolis, Indiana 46256-3350

PROXY STATEMENT
for
Annual Meeting of Shareholders
August 5, 2003

       This Proxy Statement and the accompanying proxy are being mailed to shareholders of Marsh Supermarkets, Inc. (the “Corporation”) in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held pursuant to the accompanying Notice of Annual Meeting, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy are being first mailed to shareholders on or about June 26, 2003.

VOTING SECURITIES

      At June 16, 2003, the Corporation had outstanding 3,817,538 shares of Class A Common Stock and 4,131,074 shares of Class B Common Stock (collectively, the “Common Stock”). Each share of Class A Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Shares of Class B Common Stock are non-voting with respect to the matters to come before the Annual Meeting. Only Class A Common Stock shareholders of record at the close of business on June 16, 2003, will be entitled to vote at the Annual Meeting and at any adjournment thereof.

PROXY, VOTING AND METHOD OF COUNTING VOTES

      When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the shareholder executing the proxy, unless it is revoked earlier. If a proxy is signed and returned, but no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in favor of such matter. Shares represented by proxies which are marked “withhold authority” with respect to the election of directors will be considered only for the purpose of determining the presence of a quorum at the meeting, but will neither be counted nor have any effect on the vote with respect to such matter. Shares beneficially owned by persons who do not provide voting instructions on a matter before the Annual Meeting with respect to which a broker is prohibited from exercising discretionary authority will be deemed present at the meeting for quorum purposes, but will not be included in the vote total with respect to such matter. Brokers are not prohibited from exercising discretionary authority with respect to the election of directors, except to the extent they receive instructions to the contrary from their clients at least ten days prior to the Annual Meeting. Broker non-votes will be counted as present for purposes of determining whether there is a quorum at the Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke it at any time before the authority granted thereby is exercised by the due execution of another proxy bearing a later date or by written notice to the Secretary of the Corporation. Shareholders who are present in person at the Annual Meeting may revoke their proxy and vote in person if they so desire.

SOLICITATION OF PROXIES

      This solicitation of proxies is being made by the Board of Directors of the Corporation, and the expenses thereof will be borne by the Corporation. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, telecopier or personal interview by officers of the Corporation, who will not be additionally compensated therefor, and by D. F. King & Co., Inc., which has been engaged to distribute proxies and solicit votes for a fee estimated not to exceed $3,000, plus reimbursement of out-of-pocket expenses. The Corporation expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy material to beneficial owners of the Common Stock.

ELECTION OF DIRECTORS

      The Corporation’s Board of Directors consists of ten members, each of whom is elected to serve for a term of three years. Three nominees will be elected at the Annual Meeting to serve until the Annual Shareholders Meeting in 2006 and until their successors are duly elected and qualified, and one nominee, Mr. John J. Heidt, will be elected to serve the remainder of the term of Garnet R. Marsh, which expires at the Annual Meeting of Shareholders in 2004. Proxies representing shares of Class A Common Stock held on the record date for the Annual Meeting which are returned duly executed will be voted, unless otherwise specified, in favor of the four nominees for the Board of Directors named below. All such nominees are members of the present Board of Directors and, except for John J. Heidt, were elected at the 2000 Annual Shareholders Meeting. Mr. Heidt was elected by the Board of Directors on August 15, 2002, to fill the vacancy created by the retirement of Garnet R. Marsh. All nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Class A Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

      Biographical and other information for each nominee and for each incumbent director is set forth below:

Name, Age, Principal Occupation	Director
and Business Experience	Since

Nominees for Director to serve until the 2006 Annual Meeting:
DON E. MARSH, 65	1959
Chairman of the Board and Chief Executive Officer of the Corporation; brother of William L. Marsh; director, National City Bank, Indiana, Indianapolis, Indiana. See Note (2).
WILLIAM L. MARSH, 59	1991
Senior Vice President-Property Management of the Corporation; brother of Don E. Marsh.
STEPHEN M. HUSE, 60	1985
President and Chief Executive Officer, Huse, Incorporated, Bloomington, Indiana (a retail restaurant management company); director, KeyBank, Indiana, Indianapolis, Indiana. See Notes (2), (3) and (4).

Name, Age, Principal Occupation	Director
and Business Experience	Since

JOHN J. HEIDT, 65	2002
President and Chief Executive Officer, Royal Food Products, Inc., Indianapolis, Indiana (a food product supply company).
Incumbent Directors elected to serve until the 2004 Annual Meeting:
CATHERINE A. LANGHAM, 45	1998
President, Future Enterprises, Inc., Indianapolis, Indiana (an expedited transport services, warehousing and distribution company). See Notes (1) and (2).
K. CLAY SMITH, 65	1989
President and Chief Executive Officer, Underwood Machinery Transport Company, Inc., Indianapolis, Indiana (a heavy equipment transport company). See Notes (1), (2) and (4).
Incumbent Directors elected to serve until the 2005 Annual Meeting:
CHARLES R. CLARK, 69	1978
Partner, Beasley Gilkison Retherford Buckles & Clark, Attorneys at Law, Muncie, Indiana. See Note (1).
JAMES K. RISK, III, 61	1987
President and Chief Executive Officer, Kirby Risk Corporation, Lafayette, Indiana (a wholesale electrical equipment distributor); director, Lafayette Life Insurance Company, Lafayette, Indiana (an insurance company). See Note (3).
J. MICHAEL BLAKLEY, 62	1996
President and Chief Executive Officer, The Blakley Corporation, Indianapolis, Indiana (a building trade contractor specializing in interior and exterior building finishes). See Note (3).
P. LAWRENCE BUTT, 61	1999
Senior Vice President, Counsel and Secretary of the Corporation.

(1)	Member of Audit Committee.
(2)	Member of Executive Committee.
(3)	Member of Compensation Committee.
(4)	Member of Stock Award Committee.

Corporate Governance

      The Corporation’s business is managed under the direction of the Board of Directors. The Board of Directors delegates the conduct of the business to the Corporation’s senior management and has access to senior management. It may also seek independent, outside advice. The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Some of the directors devote time and attention to the Board of Directors standing committees.

      The Board of Directors has standing Executive, Audit, Compensation and Stock Award committees, membership in which is indicated in the preceding table, but does not have a nominating committee. The Executive Committee is empowered to exercise authority over the affairs of the Corporation during intervals between meetings of the Board of Directors.

      The Audit Committee, comprised solely of directors who are “independent” (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards), reviews the programs of the independent auditors, the results of their audits, and the adequacy of the Corporation’s systems of internal accounting and financial controls and accounting practices.

      The Compensation Committee, composed entirely of directors who are not employees of the Corporation, reviews and approves the compensation policies and actions affecting management’s employment and severance arrangements, benefits awarded under certain of the Corporation’s incentive plans, such as the Management Incentive Plan, and determines participation in the Supplemental Retirement Plans. The Stock Award Committee, comprised entirely of directors who are intended to be “Non-Employee Directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the tax regulations promulgated thereunder, reviews and approves awards under the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan.

      During fiscal year 2003, the Board of Directors held five meetings, the Audit Committee held four meetings, the Executive Committee held one meeting, the Compensation Committee held eight meetings and the Stock Award Committee held one meeting. All directors attended at least 75% of the aggregate of Board and committee meetings of which they were members during the fiscal year.

Compensation of Directors

      Each member of the Board of Directors who was not an employee of the Corporation or any subsidiary or affiliated company in which the Corporation has a direct or indirect ownership interest (an “Outside Director”) received an annual retainer of $30,000 during the fiscal year. The Chairman of each standing committee of the Board of Directors who was an Outside Director also received an additional annual fee of $5,000 for serving in that capacity. A director may elect to have all or a portion of the foregoing fees deferred under a deferred compensation plan offered by the Corporation. In fiscal year 2003, fees paid to Outside Directors for services in all capacities aggregated $238,750.

      Under the Outside Directors’ Stock Plan, each Outside Director has the opportunity to use all or any portion of the fees paid by the Corporation for services as a director to purchase, at market price, shares of Class B Common Stock in lieu of cash payment of such fees. In fiscal year 2003, Outside Directors acquired an aggregate of 4,317 shares of Class B Common Stock pursuant to the Outside Directors’ Stock Plan in lieu of cash payment of fees.

      Each Outside Director may, at the discretion of the Board of Directors, be granted options to purchase shares of Common Stock or awarded shares of restricted Common Stock pursuant to the 1999 Outside Directors’ Stock Option Plan approved by the shareholders at the 1999 Annual Meeting. In fiscal year 2003, the Board of Directors granted to each Outside Director a non-qualified option to purchase 10,000 shares of Class A Common Stock under this plan at the per share closing price of the Class A Common Stock on the date of grant.

      A director who is not an Outside Director does not receive any fee for serving as a director, Chairman of the Board, or Chairman of any standing committee and is not eligible to receive grants of options or restricted stock under the 1999 Outside Directors’ Stock Option Plan or participate in the Outside Directors’ Stock Plan.

Certain Relationships and Related Transactions

      During fiscal year 2003, Don E. Marsh, Chairman of the Board and Chief Executive Officer of the Corporation, and P. Lawrence Butt, a director and Senior Vice President, Counsel and Secretary of the Corporation were indebted to the Corporation in the amount of $783,221 and $103,666, respectively, for the principal amount of, and accrued interest at rates not less than the then applicable federal rate on, loans due June 27, 2003 and June 29, 2003, and June 27, 2003 and June 29, 2003, respectively. The Compensation Committee authorized the Corporation to make these loans to Messrs. Marsh and Butt, as well as loans to all other optionees under the 1980 Marsh Stock Plan and the 1987 Stock Option Plan, to fund the exercise of options granted under such plans that would have expired May 31, 1993 and October 18, 1998 and July 2, 2000, respectively. Each of these loans have been repaid in full.

      During fiscal year 2003, Jack J. Bayt, an executive officer of the Corporation, had an ownership interest in A-1 Classic Rental, an equipment rental company, from which the Corporation or one of its subsidiaries rented approximately $325,719 of chairs, tables, linens, tableware and supplies upon terms which the Corporation believes were no less favorable than it could have obtained from unaffiliated third parties. Mr. Bayt also has an ownership interest in Evergreen, LLC, which owns real estate that a subsidiary of the Corporation leased during fiscal year 2003 for an annual rental of $252,000. The Corporation believes that the terms of lease of such real estate are no less favorable than it could have obtained from an unaffiliated third party for comparable real estate.

      During fiscal year 1999, the Corporation adopted, and the shareholders approved, the Executive Stock Purchase Plan of Marsh Supermarkets, Inc. The purposes of the plan were to facilitate the purchase of issued and outstanding shares of Common Stock by officers and executives of the Corporation, to align more closely management’s financial rewards with the financial rewards realized by all other shareholders of the Corporation, to increase the officer’s and executive’s motivation to manage the Corporation as owners, and to increase the ownership of Common Stock among management of the Corporation. Purchases of Common Stock by each participant in the plan were financed by personal bank loans guaranteed by the Corporation, which has recourse against the participants if the Corporation incurs a loss under the guarantees, in accordance with the provisions of the plan. Thirteen officers and executives participated in the plan and purchased an aggregate of 300,000 shares of Common Stock. The aggregate number of shares of Common Stock purchased under the plan and the largest amount owed on their personal bank loans during fiscal year 2003 by Messrs. Don E. Marsh, David A. Marsh, P. Lawrence Butt and Douglas W. Dougherty were: 100,000 shares and $1,296,282, 15,000 shares and $237,186, 25,000 shares and $395,344, and 25,000 shares and $395,344, respectively. At March 29, 2003, Messrs. Don E. Marsh, David A. Marsh, P. Lawrence Butt and Douglas W. Dougherty were also indebted to the Corporation in the amount of $130,686, $19,215, $31,431 and $32,669, respectively, for the principal amount of, and accrued interest, on loans made prior to July 30, 2002, to participants in the Executive Stock Purchase Plan for the amounts by which interest payments payable on the bank loans exceed dividends paid on the shares purchased by the participants under the plan. These loans are due December 10, 2004. During fiscal year 2003, the Corporation employed Ms. Jodi D. Marsh, spouse of David A. Marsh, at an annual salary of $143,077.

Compensation Committee Interlocks and Insider Participation

      Members of the Compensation Committee who served during the last completed fiscal year are Messrs. Huse, Blakley and Risk. None of these individuals has at anytime been an officer or employee of the Corporation or any of its subsidiaries.

      Mr. J. Michael Blakley is a director and President and Chief Executive Officer of The Blakley Corporation, a building trade contractor specializing in interior and exterior building finishes, which, as a subcontractor of general contractors who constructed or remodeled six supermarket or other facilities of the Corporation or its affiliates in fiscal year 2003, supplied $91,822 of building finishing material to the Corporation or its affiliates upon terms which the Corporation believes were no less favorable than the Corporation could have obtained from unaffiliated third parties. In addition, the Corporation purchased an aggregate of $23,788 of products from a company in which Mr. Blakley has minority ownership interests upon terms which the Corporation believes were no less favorable than the Corporation could have obtained from unaffiliated third parties.

      Mr. James K. Risk, III, is a director and President and Chief Executive Officer of Kirby Risk Corporation, a wholesale electrical equipment distributor, from which the Corporation and its affiliates purchased, in the ordinary course of business, $170,265 of electrical supplies during fiscal year 2003 upon terms which the Corporation believes were no less favorable than it could have obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNER

Management’s Stock Ownership

      The following table sets forth, as of June 16, 2003, certain information regarding the beneficial ownership of Common Stock by all directors and nominees, by the Named Officers (as defined herein), and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power over the shares of Class A Common Stock and the Class B Common Stock listed as beneficially owned by such person.

	Number and Nature of				Percent of Class
	Beneficial Ownership				Outstanding(1)

Name	Class A		Class B		Class A	Class B

J. Michael Blakley	5,433	(2)	13,501	(2)
P. Lawrence Butt	120,792	(3)	42,256	(3)	3.2%	1.1%
Charles R. Clark	3,747	(4)	11,398	(4)
Stephen M. Huse	4,207	(5)	15,514	(5)
Jack J. Heidt	0		0
Catherine A. Langham	3,495	(6)	10,561	(6)
Don E. Marsh	647,114	(7)	360,174	(7)	16.9%	9.4%
William L. Marsh	141,566	(8)	77,393	(8)	3.7%	2.0%
James K. Risk, III	5,558	(9)	13,500	(9)
K. Clay Smith	4,857	(10)	16,499	(10)
David A. Marsh	54,625	(11)	21,124	(11)	1.4%
Douglas W. Dougherty	107,632	(12)	30,368	(12)	2.8%
All directors and executive officers as a group (16 persons)	1,298,844	(13)	664,198	(13)	34.0%	17.4%

(1)	Percentages less than 1% of the outstanding shares of either class of Common Stock are not shown.
(2)	Includes options to acquire 3,333 shares of Class A Common Stock and 8,000 shares of Class B Common Stock which are currently exercisable.

(3)	Includes options to acquire 53,334 shares of Class A Common Stock and 34,700 shares of Class B Common Stock, which are currently exercisable, and 1,034 phantom shares of Class A Common Stock.
(4)	Includes 30 shares of Class A Common Stock and 125 shares of Class B Common Stock owned by a member of immediate family and options to acquire 3,333 shares of Class A Common Stock and 8,750 shares of Class B Common Stock, which are currently exercisable.
(5)	Includes 93 shares of Class A Common Stock and 93 shares of Class B Common Stock owned by a corporation in which Mr. Huse has an ownership interest and options to acquire 3,333 shares of Class A Common Stock and 8,375 shares of Class B Common Stock, which are currently exercisable.
(6)	Includes options to acquire 3,333 shares of Class A Common Stock and 7,250 shares of Class B Common Stock, which are currently exercisable.
(7)	Includes 5,466 shares of Class A Common Stock and 5,483 shares of Class B Common Stock owned by members of immediate family, and 96,003 shares of Class A Common Stock and 72,696 shares of Class B Common Stock with respect to which Don E. Marsh is trustee or co-trustee. Also includes options to acquire 179,166 shares of Class A Common Stock and 85,250 shares of Class B Common Stock, which are currently exercisable, and 4,046 phantom shares of Class A Common Stock.
(8)	Includes 1,282 shares of Class A Common Stock, 232 phantom shares of Class A Common Stock and 2,631 shares of Class B Common Stock owned by members of immediate family and 78,016 shares of Class A Common Stock and 59,194 shares of Class B Common Stock owned by two trusts with respect to which William L. Marsh has a one-third remainder interest or is a co-trustee and shares voting and investment powers. Also includes options to acquire 30,417 shares of Class A Common Stock and 15,225 shares of Class B Common Stock, which are currently exercisable.
(9)	Includes options to acquire 3,333 shares of Class A Common Stock and 8,750 shares of Class B Common Stock, which are currently exercisable.

(10)	Includes 1,000 shares of Class A Common Stock held as custodian and options to acquire 3,333 shares of Class A Common Stock and 10,250 shares of Class B Common Stock, which are currently exercisable.
(11)	Includes options to acquire 30,417 shares of Class A Common Stock and 12,175 shares of Class B Common Stock, which are currently exercisable, 1,454 shares of Class A Common Stock and 2,547 shares of Class B Common Stock owned by a member of his immediate family, options to acquire 1,750 shares of Class A Common Stock by a member of his immediate family , which are currently exercisable, 145 phantom shares of Class A Common Stock owned by a member of his immediate family, and 1,984 phantom shares of Class A Common Stock.
(12)	Includes options to acquire 53,334 shares of Class A Common Stock and 29,800 shares of Class B Common Stock, which are currently exercisable, and 1,328 phantom shares of Class A Common Stock.
(13)	Includes options to acquire 459,833 shares of Class A Common Stock and 269,975 shares of Class B Common Stock, which are currently exercisable, and 12,417 phantom shares of Class A Common Stock.

Security Ownership of Certain Beneficial Owners

      To the knowledge of the Corporation, as of June 16, 2003, other than Don E. Marsh* whose security ownership is listed in the preceding table, the only other beneficial owner of more than 5% of the outstanding shares of Class A Common Stock is set forth in the following table:

		Percent of
		Class A
Name and Address of	Amount and Nature of	Common Stock
Beneficial Owner	Beneficial Ownership	Outstanding

AMERICAN FINANCIAL GROUP, INC.	729,844 shares(1)	19.1%
c/o James C. Kennedy
One East Fourth Street
Cincinnati, Ohio 45202

*	Mailing address is 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350.

(1)	As reflected in Schedule 13G, dated December 31, 2002, by American Financial Group, Inc., Carl H. Lindner, Carl H. Lindner, III, S. Craig Lindner and Keith E. Lindner with the Securities and Exchange Commission.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth the annual and long-term compensation paid or distributed by the Corporation for services in all capacities for the fiscal years ended March 31, 2001, March 30, 2002, and March 29, 2003, to the Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Corporation whose compensation exceeded $100,000 (the “Named Officers”).

Summary Compensation Table

					Long-Term
					Compensation

					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Options/	Compensation
Name and Principal Position	Year	($)	($)(a)	($)(b)	SARs(#)	(c)($)

Don E. Marsh	2003	936,539	558,483	—	100,000	41,620
Director; Chairman of the Board &	2002	901,923	426,500	—	100,000	40,248
Chief Executive Officer	2001	819,231	392,800	—	75,000	47,873
David A. Marsh	2003	303,846	297,957	—	35,000	10,020
President; President & Chief Operating	2002	238,846	230,400	—	20,000	7,538
Officer, LoBill Foods Division	2001	206,154	116,500	—	12,500	5,263
P. Lawrence Butt	2003	272,308	220,577	—	20,000	14,577
Director; Senior Vice President,	2002	266,923	130,000	—	20,000	15,375
Counsel & Secretary	2001	249,846	95,300	—	30,000	13,283
Douglas W. Dougherty	2003	291,538	150,600	—	20,000	15,240
Senior Vice President, Chief Financial	2002	286,923	140,000	—	20,000	15,532
Officer, & Treasurer	2001	273,846	109,200	—	30,000	16,178
William L. Marsh	2003	296,538	107,300	—	10,000	8,481
Director; Senior Vice President —	2002	291,923	90,000	—	10,000	7,863
Property Management	2001	280,385	85,000	—	10,000	7,327

(a)	Cash bonuses authorized by the Compensation Committee and paid during fiscal year 2003.
(b)	Value of perquisites or other personal benefits, securities or property received which did not exceed the lesser of $50,000 or 10% of salary and bonus are not shown.
(c)	Includes for fiscal year 2003: (i) Supplemental Long-Term Disability Plan premiums of $10,736, $0, $1,700, $4,133, and $3,483, respectively; (ii) 401(k) plan contributions of $3,000, $3,057, $2,781, $2,773 and $0, respectively, (iii) group and other life insurance premiums of $16,836, $1,273, $6,857, $4,475, and $4,998, respectively; and (iv) Deferred Compensation Plan contributions of $11,048, $5,690, $3,403, $3,859, and $0, respectively.

Option/SAR Grants in Last Fiscal Year

      The following table sets forth information with respect to the grants of options and SARs during the fiscal year ended March 29, 2003, to the Named Officers, together with the exercise or base price, the expiration date and the present value of the grant on the date of grant. No SARs were granted during the fiscal year 2003.

Option/SAR Grants Table

Individual Grants

		Percent of
	Number of	Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	Value($)(2)

Don E. Marsh	100,000	26.11%	14.77	4/16/12	335,000
David A. Marsh	35,000	9.14%	14.77	4/16/12	117,250
P. Lawrence Butt	20,000	5.22%	14.77	4/16/12	67,000
Douglas W. Dougherty	20,000	5.22%	14.77	4/16/12	67,000
William L. Marsh	10,000	2.61%	14.77	4/16/12	38,500

(1)	The options vest ratably on the first three anniversaries of the date of grant.
(2)	Black-Scholes valuation method used assuming an expected volatility of 0.217, a risk-free rate of return of 5.20%, a dividend yield of 3.52%, and a term of exercise of 10 years.

Options/SAR Exercises and Fiscal Year End Values Table

      The following table sets forth information with respect to the exercise of options and SARs during, and the unexercised options and SARs held at the end of, the fiscal year ended March 29, 2003, by the Named Officers. No SARs were granted during fiscal year 2003. No options were exercised by the Named Officers during fiscal year 2003.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

		Number of		Value of Unexercised
		Securities Underlying		In-the-Money
		Unexercised Options/		Options/SARs
		SARs at Fiscal Year End		at Fiscal Year End($)(a)

Name	Class	Exercisable	Unexercisable	Exercisable	Unexercisable

Don E. Marsh	A	127,183	185,417	—	—
	B	66,500	37,500	29,625	29,625
David A. Marsh	A	16,875	36,875	—	—
	B	9,050	6,250	6,497	4,937
P. Lawrence Butt	A	41,667	38,333	—	—
	B	27,200	15,000	17,570	11,850
Douglas W. Dougherty	A	41,667	38,333	—	—
	B	22,300	15,000	19,442	11,850
William L. Marsh	A	25,833	17,917	—	—
	B	13,350	3,750	2,963	2,963

(a)	Value of unexercised options based on fiscal year end per share price of $11.50 for Class A Common Stock and $10.54 for Class B Common Stock.

Retirement Plans

      The following table illustrates the estimated annual pension benefits under the Employees’ Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries (taking Social Security benefits into account, but without regard to any survivorship benefit to an eligible spouse) (the “Pension Plan”) payable for a single straight life annuity upon normal retirement age at the compensation levels and years of benefit service shown, as well as the estimated benefits under the Supplemental Retirement Plans, which provide benefits inclusive of those that would otherwise be denied to participants by reason of certain Code limitations on qualified plan benefits.

Estimated Retirement Benefits Table

Average Annual
Compensation	Estimated Annual Retirement
During Last	Benefits at Various Years of Benefit Service
4 Years of
Service	10 Years	20 Years	30 Years

$ 400,000	$241,232	$245,712	$250,193
500,000	301,232	305,712	310,193
600,000	361,232	365,712	371,869
700,000	421,232	425,712	434,028
800,000	481,232	485,712	496,186
900,000	541,232	546,332	558,345
1,000,000	601,232	607,141	620,503
1,100,000	661,232	667,951	682,662
1,200,000	721,232	728,760	744,820
1,300,000	781,232	789,569	806,979
1,400,000	841,232	850,379	869,137
1,500,000	901,232	911,188	929,280
1,600,000	961,232	971,998	989,280
1,700,000	1,021,232	1,032,807	1,049,280
1,800,000	1,081,232	1,093,617	1,109,280
1,900,000	1,141,232	1,154,426	1,169,280
2,000,000	1,201,232	1,215,235	1,229,280

      Under the Pension Plan, monthly retirement benefits are computed on the basis of highest average monthly earnings during any 48 consecutive months of the last 120 months preceding retirement. The compensation covered by the Pension Plan includes all monthly earnings, but excludes amounts paid under the Management Incentive Plan or similar plans prior to January 1, 1985. Benefits payable under the Supplemental Retirement Plans exclude the sum of benefits payable under the Pension Plan and Social Security. Effective December 31, 1996, the accrual of benefits under the Pension Plan was curtailed and the benefit formula under the Supplemental Retirement Plans was modified with respect to any participants designated after January 1, 1997. Effective August 1, 1999, the Senior Executive Supplemental Retirement Plan, which modified the benefit calculation for certain senior executives under the Supplemental Retirement Plan, was adopted, and was amended on February 13, 2003, to conform the substance of the discretion of the Board of Directors with respect to funding and distribution to the Supplemental Retirement Plan.

      As of May 31, 2003, Don E. Marsh, David A. Marsh, P. Lawrence Butt, Douglas W. Dougherty, and William L. Marsh had 45, 24, 25, 9, and 39 years of benefit service, respectively. Assuming that the Named Officers continue in their present positions at their current salaries until retirement at age 65, their estimated annual pensions under the Pension Plan and the Supplemental Retirement Plans would be $909,496, $7,298, $261,252, $270,913, and $255,627, respectively.

Employment and Severance Agreements

      The Corporation has employment agreements with Don E. Marsh, Douglas W. Dougherty, William L. Marsh and P. Lawrence Butt, dated as of August 3, 1999, for terms of five years each, subject to termination or automatic extension as provided in the agreements. Under the agreements, the base annual salaries for Don E. Marsh, Douglas W. Dougherty, William L. Marsh and P. Lawrence Butt are $750,000, $260,000, $270,000 and $227,000, respectively, subject to periodic review and increase, but not decrease, by the Compensation Committee or the Board of Directors. The agreements also provide that, in the event of termination of employment for reasons other than retirement, Without Reason or Cause (as such terms are defined in the agreements), each employee shall receive a salary continuation benefit for a period of five years in an amount equal to the sum of the employee’s highest base salary during the last five years and the highest cash bonus during the last 10 years, together with certain other employee benefits, as described in each agreement. In addition, the Corporation has an employment agreement with David A. Marsh, dated as of August 9, 2002, for a term of three years, subject to termination or automatic extension as provided in the agreement. Under this agreement, the base annual salary for David A. Marsh is $300,000, subject to periodic increase, but not decrease, by the Compensation Committee or the Board of Directors. This agreement also provides that, in the event of termination of employment for reasons other than retirement, Without Reason or Cause (as such terms are defined in the agreement), the employee shall receive a salary continuation benefit for a period of three years in an amount equal to the sum of the employee’s highest base salary during the last three years and the highest cash bonus during the last six years, together with certain other employee benefits, as described in the agreement.

Report of the Compensation Committee of the Board of Directors

     Compensation Philosophy

      The Compensation Committee and the Stock Award Committee of the Board of Directors (collectively, the “Committee”) believe that the primary objectives of the Corporation’s executive compensation policies should be:

•	To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the retail or other businesses, as appropriate, while maintaining compensation within levels that are consistent with the Corporation’s business plan, financial objectives and operating performance;

•	To provide appropriate incentives for executives to work toward the achievement of the Corporation’s annual performance targets established in the Corporation’s business plan; and

•	To align more closely the interests of executives with those of shareholders and the long-term interest of the Corporation by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.

      The Committee believes that the Corporation’s executive compensation policies should be reviewed each year following the time when the financial results of the Corporation’s prior fiscal year become available. The policies are reviewed in light of their consistency with the Corporation’s financial performance, its business plan and its position within the retail industry, as well as the compensation policies of similar companies in the retail business and general industry. The compensation of individual executives is reviewed at least annually by the Committee in light of its executive compensation policies for that year.

      In reviewing the comparability of the Corporation’s executive compensation policies, the Committee looks to executive compensation in general industry as well as for other companies with businesses reasonably related to the Corporation’s business, but may also consider factors which are unique to the Corporation. The Committee believes that for the current year and for the foreseeable future, the companies included in retail industry and general industry are generally appropriate for comparison, particularly after taking into account differences in size and other factors. The Committee will continue to review compensation information with data from other organizations in the retail or general industry or the geographic area in which the Corporation operates.

      The Committee believes that, in addition to corporate performance and specific business unit performance, it is appropriate to consider, in setting and reviewing executive compensation, the personal contributions a particular individual may make to the success of the corporate enterprise. This includes quantitative measures against objectives as well as qualitative factors, such as leadership skills, planning initiatives, development and morale skills, public affairs and civic involvement. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

      The Committee believes that the above philosophy furthers the shareholders’ interest since a significant part of executive compensation is based on obtaining results that are beneficial to all shareholders. At the same time, the Committee believes the philosophy encourages responsible management of the Corporation in the short term. The Committee regularly reviews its philosophy so that the overall philosophy is as effective as practicable in furthering shareholders’ interest. The Committee bases its review on the experience of its members, on information requested from management, and on discussions with and information compiled by independent compensation consultants.

Compensation of Executives other than the Chief Executive Officer

      The Committee believes that the compensation of executive officers (other than the Chief Executive Officer) should be comprised of base compensation, annual incentive compensation and long-term incentive compensation and has applied the policies described herein as set forth below.

      Base Compensation. Base compensation for executive officers of the Corporation is currently set at approximately the fiftieth to seventy-fifth percentile of the base compensation of executive officers with similar responsibilities at other selected peer group companies. These compensation levels have enabled the Corporation to attract and retain talented executives while keeping compensation in line with the financial objectives of the Corporation. Accordingly, the Compensation Committee believes that the current policy concerning base compensation should be continued. In determining whether an increase in base compensation was appropriate for fiscal year 2003, the Compensation Committee reviewed the salary ranges recommended by management and consulted with the Chief Executive Officer. The Compensation Committee subjectively determined on the basis of discussions with the Chief Executive Officer and its members’ experience in business generally and with the Corporation specifically the levels of base compensation it deemed appropriate for each executive officer after taking into consideration their respective contributions, the Corporation’s overall performance, external market conditions and other factors. As a result of this analysis, increases in base salaries (excluding increases in connection with increases in responsibilities) averaging 5.3% were awarded to executive officers (other than the Chief Executive Officer) during fiscal year 2003 reflecting the Compensation Committee’s subjective judgment and consideration of the foregoing factors.

      Annual Incentive Compensation. The Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Committee has relied on cash bonuses. Generally, bonuses have been awarded under the Management Incentive Plan under which cash awards equal to a percentage of a fiscal year base salary can be granted to officers and key employees based on the extent to which actual earnings of the Corporation or the relevant business unit during a fiscal year exceed the minimum earnings threshold approved by the Compensation Committee for such fiscal year. The amount of any award varies with the level of responsibility and actual earnings relative to threshold and target earnings. The Compensation Committee also has awarded periodically discretionary bonuses to officers and other employees based on recommendations from management and consultations with the Chief Executive Officer. Based on discussions with the Chief Executive Officer, the level of executive salaries as compared to the market, the members’ experience in business generally and such other factors as the members deemed appropriate in their subjective judgment, the Committee determined subjectively the amount of each bonus after taking into consideration the employee’s past and potential for future contributions to the Corporation and the loss of benefits to certain executive officers. During fiscal year 2003, bonuses aggregating approximately $1,120,000 were awarded to executive officers (other than the Chief Executive Officer).

      Long-Term Incentive Compensation. The Committee believes that an integral part of the Corporation’s executive compensation policies is equity-based compensation plans which encourage and create ownership of the Corporation’s stock by its executives, thereby aligning executives’ long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan (“1998 Plan”). The Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of options and restricted stock with that goal in mind.

      The Corporation has no set policy as to when equity-based incentives should be awarded, although historically stock options have been the principal vehicle for payment of long-term incentive compensation and generally have been awarded, along with any restricted stock grants, during or near the period between the end of the fiscal year and the next succeeding annual meeting of shareholders. The Committee believes that the Corporation should make it a part of its regular executive compensation policies to grant periodic awards of equity-based incentives to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer and key employee. This grant should be made within guidelines established at the time of the annual review. The Committee’s policy is that the material terms of stock options should not be amended after grant and that the Committee should take into account the number of shares and options held by each executive officer. During fiscal year 2003, the Stock Award Committee authorized grants under the 1998 Plan to executive officers (other than the Chief Executive Officer) of options to purchase an aggregate of 102,000 shares of Class A Common Stock based on their individual efforts in moving the Corporation towards its strategic goals, among other factors, in the subjective view of the Stock Award Committee.

Compensation of the Chief Executive Officer

      The Committee believes that the compensation package for the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Corporation’s financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

      2003 Compensation of the Chief Executive Officer. In setting the salary and incentive compensation levels of the Chief Executive Officer for fiscal year 2003, the Committee considered the same factors applicable to executive officers generally and reviewed his performance in moving the Corporation towards its desired strategic direction. Based on the subjective application of these factors, and considering the leadership skills and individual efforts of the Chief Executive Officer in guiding overall performance in light of significant past and future competitive changes, as well as recognizing his continuing active leadership role in local, state, and industry matters, the Compensation Committee increased the Chief Executive Officer’s base salary by $75,000 and awarded him a cash bonus of $558,500, and the Stock Award Committee awarded the Chief Executive Officer options to purchase 100,000 shares of Class A Common Stock under the 1998 Plan.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation paid to any executive officer in excess of $1,000,000 annually. The Committee intends for executive compensation pursuant to the Corporation’s stock incentive plans generally to qualify as performance-based compensation and therefore be excluded from the deduction limit found under Internal Revenue Service regulations. Although the Committee currently anticipates that the compensation to be paid in future years to substantially all executive officers will be deductible under Section 162(m) because executive officer compensation is generally below the limit and because the Committee intends to continue utilizing performance-based compensation, the Committee believes its primary responsibility is to provide a compensation program that will attract, retain and reward executive talent necessary to maximize returns to shareholders and that the loss of the tax deduction may be necessary in some instances to achieve this purpose.

Compensation Committee	Stock Award Committee

Stephen M. Huse, Chairman	Stephen M. Huse, Chairman
J. Michael Blakley	K. Clay Smith
James K. Risk, III

      The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Report of the Audit Committee of the Board of Directors

      The Audit Committee is comprised of three non-employee directors and operates under a written charter. The Audit Committee reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Corporation’s independent auditors are responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles.

      In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Corporation. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Accounting Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards

Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with the auditor’s independence.

      The Audit Committee discussed with the Corporation’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Corporation be included or incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended March 29, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

Charles R. Clark, Chairman
Catherine A. Langham
K. Clay Smith

      The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PERFORMANCE GRAPH

Cumulative Total Return (1)

Marsh Supermarkets, Inc., Russell 2000, and NASDAQ Retail Trade

	Mar-98	Mar-99	Mar-00	Mar-01	Mar-02	Mar-03
Marsh Supermarkets-CL A	100.00	74.64	98.42	100.18	109.92	84.77
Marsh Supermarkets-CL B	100.00	78.38	61.72	82.94	95.72	80.30
Russell 2000	100.00	83.74	114.98	97.35	110.97	81.04

NASDAQ Retail Trade	100.00	101.08	80.11	56.58	75.65	62.37

(1)	Assumes $100 investment on March 31, 1998 in Marsh Supermarkets, Inc. Class A Common Stock and Class B Common Stock, Russell 2000 and NASDAQ Retail Trade. Total returns are calculated on a dividends reinvested basis. Indices are weighted by market capitalization.
(2)	Data for Marsh Supermarkets, Inc. and NASDAQ Retail Trade was provided by the Center for Research in Security Prices, University of Chicago.
(3)	Data for Russell 2000 was obtained at russell.com

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors, and persons who own more than 10% of the outstanding shares of a registered class of a corporation’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the corporation with copies of all Section 16(a) forms they file.

      Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Corporation, the Corporation believes its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a) during fiscal year 2003, except for Messrs. John J. Heidt, and William L Marsh and Mark A. Varner, each of whom had one Form 3 and one Form 4, respectively, that was not filed timely as a result of administrative delays.

INDEPENDENT AUDITORS

      The Audit Committee has selected the firm of Ernst & Young LLP, which audited the Corporation’s financial statements for the past fiscal year, to serve as the Corporation’s independent auditors to audit the consolidated financial statements for the fiscal year to end March 27, 2004. A representative of Ernst & Young

LLP will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

      Audit Fees. During the fiscal year ended March 29, 2003, the fees of Ernst & Young LLP for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended March 29, 2003, and for review of the financial statements included in the Corporation’s quarterly reports on Form 10-Q for such fiscal year, were $287,300.

      Financial Information Systems Design and Implementation Fees. During the fiscal year ended March 29, 2003, the Corporation did not incur any fees from Ernst & Young LLP for financial information systems design or implementation.

      All Other Fees. The fees of Ernst & Young LLP for all other professional services rendered to the Corporation during the fiscal year ended March 29, 2003, were $626,235, including audit-related services of $34,200 and non-audit services of $592,035. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and reviews in connection with filings with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

      Shareholder proposals, intended to be included in the proxy material relating to the Annual Meeting of Shareholders to be held August 3, 2004, must be received by the Corporation not later than February 26, 2004, and must comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Corporation’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Corporation’s proxy statement. In general, in order for any such matters to be brought before an annual meeting of shareholders, notice must be received by the Corporation not less than 60 days and not more than 90 days prior to the annual meeting date and must contain specified information concerning the matters and the shareholder proposing such matters. The Board of Directors will consider nominees for the Board of Directors recommended by certain shareholders, if such shareholders comply with the advance notice provisions contained in the Corporation’s By-Laws. Directors are selected based on a variety of factors, including their demonstrated knowledge, experience and ability in their chosen endeavors. Shareholder recommendations for nominees must include certain biographical and other information and the proposed nominee’s written consent to nomination. Such proposals should be addressed to the Corporate Secretary at the Corporation’s principal executive offices.

OTHER MATTERS

      The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the election of directors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

      By order of the Board of Directors.

MARSH SUPERMARKETS, INC.

By:	/s/ P. LAWRENCE BUTT

P. Lawrence Butt, Secretary

Indianapolis, Indiana

June 26, 2003

      A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 2003, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO P. LAWRENCE BUTT, SECRETARY, MARSH SUPERMARKETS, INC., 9800 CROSSPOINT BOULEVARD, INDIANAPOLIS, INDIANA 46256-3350. THE CORPORATION’S ANNUAL REPORT ON FORM 10-K MAY ALSO BE ACCESSED ON THE WORLD WIDE WEB AT WWW.MARSH.NET OR WWW.SEC.GOV. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST UPON PAYMENT OF CHARGES APPROXIMATING THE CORPORATION’S REASONABLE COST IN FURNISHING SUCH EXHIBITS. THE 2003 ANNUAL REPORT TO SHAREHOLDERS IS NOT PART OF THE PROXY SOLICITATION MATERIAL.

Supermarkets, Inc.
Your vote is very important
Please sign, date, detach and return the card below in the envelope provided.

DETACH CARD

MARSH SUPERMARKETS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints J. Michael Blakley, Charles R. Clark and James K. Risk, III, or any one of them, as proxies, each with the power of substitution, and authorizes them to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. held of record by the undersigned on June 16, 2003, at the Annual Meeting of Shareholders to be held August 5, 2003, and at any adjournment thereof.

1.	The election of four (4) directors. Nominees are: Don E. Marsh, William L. Marsh, and Stephen M. Huse for terms of three years each, and John J. Heidt for a term of one year, and until their successors are duly elected and qualified.

☐	FOR all nominees listed above except those whose names are written below:

   ☐ WITHHOLD authority to vote for all nominees

2.	In their discretion with respect to such other business as may properly come before the meeting.

(Please date and sign below and return this Proxy in the accompanying envelope promptly.)

DETACH CARD

 Unless otherwise specified, this Proxy will be voted FOR all nominees for director.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 26, 2003, and the 2003 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear hereon. If shares are owned jointly, all owners should sign. If signing as attorney, executor, administrator, trustee, guardian, corporate officer or other representative capacity, please indicate your full title as such.

Dated:	, 2003

Signature

Signature

Supermarkets, Inc.
Your vote is very important
Please sign, date, detach and return the card below in the envelope provided.

DETACH CARD

MARSH SUPERMARKETS, INC.

401(k) PLAN

This Instruction Card is Solicited on Behalf of the Board of Directors

  The undersigned hereby authorizes the Trustee of the Marsh Supermarkets, Inc. 401(k) Plan (“Plan”) to appoint J. Michael Blakley, Charles R. Clark and James K. Risk, III, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned’s account in the Plan as of June 16, 2003, at the Annual Meeting of Shareholders to be held August 5, 2003, and at any adjournment thereof.

1.	The election of four (4) directors. Nominees are: Don E. Marsh, William L. Marsh and Stephen M. Huse for terms of three years each, and John J. Heidt for a term of one year.

☐	FOR all nominees listed above except those whose names are written below:

   ☐ WITHHOLD authority to vote for all nominees

2.	In their discretion with respect to such other business as may properly come before the meeting.

(Please date and sign on reverse side and return this Instruction Card in the accompanying envelope promptly.)

DETACH CARD

 Unless otherwise specified, this Instruction Card will be voted FOR all nominees for director.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 26, 2003, and the 2003 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear below.

Dated: , 2003

Signature

Supermarkets, Inc.
Your vote is very important
Please sign, date, detach and return the card below in the envelope provided.

DETACH CARD

MARSH SUPERMARKETS, INC.

MARSH EQUITY OWNERSHIP PLAN

This Instruction Card is Solicited on Behalf of the Board of Directors

  The undersigned hereby authorizes the Trustee of the Marsh Equity Ownership Plan (“Plan”) to appoint J. Michael Blakley, Charles R. Clark and James K. Risk, III, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned’s account in the Plan as of June 16, 2003, at the Annual Meeting of Shareholders to be held August 5, 2003, and at any adjournment thereof.

1.	The election of four (4) directors. Nominees are: Don E. Marsh, William L. Marsh and Stephen M. Huse for terms of three years each, and John J. Heidt for a term of one year.

☐	FOR all nominees listed above except those whose names are written below:

   ☐ WITHHOLD authority to vote for all nominees

2.	In their discretion with respect to such other business as may properly come before the meeting.

(Please date and sign on reverse side and return this Instruction Card in the accompanying envelope promptly.)

DETACH CARD

 Unless otherwise specified, this Instruction Card will be voted FOR all nominees for director.

 Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 26, 2003, and the 2003 Annual Report to Shareholders is hereby acknowledged.

 Please sign exactly as your name(s) appear below.

Dated:	, 2003

Signature